Exhibit 99.1

For further information:
David B. Ramaker, CEO
Lori A. Gwizdala, CFO
989-839-5350

Chemical Financial Corporation Reports 2015 Third Quarter Operating Results
MIDLAND, MI, October 21, 2015 -- Chemical Financial Corporation (the "Corporation") (NASDAQ:CHFC) today announced 2015 third quarter net income of $24.5 million, or $0.64 per diluted share, compared to 2014 third quarter net income of $16.8 million, or $0.51 per diluted share, and 2015 second quarter net income of $19.0 million, or $0.54 per diluted share. Net income was $61.3 million, or $1.72 per diluted share, for the nine months ended September 30, 2015, compared to $46.8 million, or $1.51 per diluted share, for the nine months ended September 30, 2014.
Excluding nonrecurring acquisition-related expenses, net income in the third quarter of 2015 was $25.1 million, or $0.65 per diluted share, compared to $17.6 million, or $0.53 per diluted share, in the third quarter of 2014 and $21.7 million, or $0.61 per diluted share, in the second quarter of 2015. For the first nine months of 2015, excluding nonrecurring acquisition-related expenses, net income was $65.5 million, or $1.84 per diluted share, compared to $48.3 million, or $1.55 per diluted share, during the first nine months of 2014.
“Chemical Financial Corporation’s 25 percent per share earnings growth over the prior year’s third quarter reflects the combined effects of the Northwestern Bancorp, Lake Michigan Financial Corporation and Monarch Community Bancorp acquisitions completed over the past year, augmented by sustained strong organic loan growth across our core banking franchise during that time,” noted David B. Ramaker, Chairman, Chief Executive Officer and President of Chemical Financial Corporation. “The Company’s ability to seamlessly integrate these acquisitions while sustaining growth across its expanding Michigan footprint is a testament to the continued strengthening of Michigan’s economy, the attractiveness of Chemical’s community-oriented approach to the Michigan businesses and customers we serve, and, importantly, the combined efforts of the 2,000 plus team members in the Chemical family.”
"We are on schedule to complete the consolidation of The Bank of Holland and The Bank of Northern Michigan in the fourth quarter of 2015. As we look to the future, we are confident that our proven ability to combine organic growth in the markets we currently serve with acquisitive growth will benefit our shareholders as we look to significantly drive total assets beyond the $10 billion level," added Ramaker.
The double digit percentage increases in earnings per share, excluding nonrecurring acquisition-related expenses, for the three- and nine-month periods ended September 30, 2015, compared to the same periods for the prior year, were primarily driven by higher net interest income due to organic loan growth over the last twelve months and incremental earnings from the acquisitions of Northwestern Bancorp, Inc. ("Northwestern"), Monarch Community Bancorp, Inc. ("Monarch") and Lake Michigan Financial Corporation ("Lake Michigan") that closed on October 31, 2014, April 1, 2015 and May 31, 2015, respectively. The increase in earnings per share in the third quarter of 2015, compared to the second quarter of 2015, was attributable to increases in net interest income and noninterest income from the legacy operations of Chemical Bank, in addition to incremental earnings from the Lake Michigan and Monarch transactions.
The Corporation's return on average assets, excluding nonrecurring acquisition-related expenses, was 1.08% during the third quarter of 2015, compared to 1.09% in the third quarter of 2014 and 1.07% in the second quarter of 2015. The Corporation's return on average shareholders' equity, excluding nonrecurring acquisition-related expenses, was 10.1% in the third quarter of 2015, compared to 8.8% in the third quarter of 2014 and 9.8% in the second quarter of 2015.
Net interest income was $73.6 million in the third quarter of 2015, $20.5 million, or 39%, higher than the third quarter of 2014 and $7.9 million, or 12%, higher than the second quarter of 2015. The increase in net interest income in the third quarter of 2015 over the third quarter of 2014 was largely attributable to the positive impact of organic loan growth and the impact of the Lake Michigan, Monarch and Northwestern transactions. The increase in net interest income in the third quarter of 2015 over the second quarter of 2015 was primarily attributable to the incremental benefit of the Lake Michigan transaction for the full quarter. The Corporation's net interest income also benefited from one additional day in the third quarter of 2015 and additional net interest income resulting from second and third quarter 2015 organic loan growth.

The net interest margin (on a tax-equivalent basis) was 3.55% in the third quarter of 2015, compared to 3.59% in both the third quarter of 2014 and the second quarter of 2015. The decrease in the net interest margin in the third quarter of 2015, compared to the second quarter of 2015, was attributable to a combination of the Corporation borrowing $100 million of long-term FHLB advances at an average interest rate of 1.48%, which were used to pay down short-term borrowings with an average interest rate of 0.25%, an increase in the Corporation's seasonal municipal deposits that were maintained at the Federal Reserve Bank (FRB) at approximately the same interest yield as the interest rate paid on the deposits, and the impact of a full quarter of the Lake Michigan transaction. The positive impact on the net interest margin attributable to organic loan growth during the twelve months ended September 30, 2015 was partially offset by a reduction in the average yield on the loan portfolio. The average yield on the loan portfolio was 4.15% in the third quarter of 2015, compared to 4.23% in the third quarter of 2014 and 4.17% in the second quarter of 2015. The average yield of the investment securities portfolio was 2.08% in the third quarter of 2015, compared to 2.19% in the third quarter of 2014 and 2.03% in the second quarter of 2015. Modest changes in the mix of customer deposits and the repricing of matured customer certificates of deposit was offset by the higher cost of $278 million of brokered deposits and $155 million of other wholesale borrowings acquired in the Lake Michigan transaction. The Corporation's average cost of funds was 0.25% in the third quarter of 2015, compared to 0.25% in the third quarter of 2014 and 0.22% in the second quarter of 2015.
The provision for loan losses was $1.5 million in the third quarter of 2015, unchanged from both the third quarter of 2014 and the second quarter of 2015. The Corporation's quarterly provision for loan losses remained relatively consistent throughout 2014 and the first nine months of 2015, despite significant organic growth in its loan portfolio, due primarily to a reduction in net loan charge-offs and strong credit quality.
Net loan charge-offs were $0.8 million, or 0.05% of average loans, in the third quarter of 2015, compared to $2.3 million, or 0.18% of average loans, in the third quarter of 2014 and $1.8 million, or 0.12% of average loans, in the second quarter of 2015. The reduction in net loan charge-offs in the third quarter of 2015, compared to the third quarter of 2014, was characteristic of an improving economy in the State of Michigan. Net loan charge-offs were 0.10% of average loans during the nine months ended September 30, 2015, compared to 0.18% of average loans for the same period in 2014.
The Corporation's nonperforming loans, consisting of nonaccrual loans, accruing loans past due 90 days or more as to principal or interest payments and nonperforming troubled debt restructurings, totaled $81.2 million at September 30, 2015, compared to $70.9 million at June 30, 2015 and $70.7 million at September 30, 2014. Nonperforming loans comprised 1.13% of total loans at September 30, 2015, compared to 1.01% at June 30, 2015 and 1.40% at September 30, 2014. The decrease in the percentage of nonperforming loans to total loans at September 30, 2015, compared to September 30, 2014, was partially due to the addition of $1.58 billion of total loans acquired in the Lake Michigan, Monarch and Northwestern transactions, with no corresponding increase in nonperforming loans as these acquired loans are not classified as nonperforming after the acquisition date since they are recorded in loan pools at their net realizable value.
The increase in nonperforming loans during the third quarter of 2015 was primarily due to a $10.4 million commercial loan relationship being downgraded to nonaccrual status during the quarter. As of September 30, 2015, the borrower, which primarily operates as a tier 1 and tier 2 supplier in the automotive manufacturing industry, has made all principal and interest payments under a forbearance agreement with the Corporation. Based on a collateral review for this loan relationship, the Corporation established a specific impairment reserve of $3.0 million for this loan relationship as of September 30, 2015. The Corporation determined that an additional provision for loan losses as a result of this downgrade was not required as the Corporation's allowance for loan losses was at a sufficient level to absorb estimated losses from this commercial loan relationship due to the continued decline in the Corporation's loan losses. The Corporation has another $4.4 million of loans in its acquired loan portfolio at September 30, 2015 related to this same loan relationship. These additional loans are not classified as nonperforming since they are recorded in loan pools at their net realizable value. Based on the collateral review for the portion of this loan relationship that is included in the acquired loan portfolio, the Corporation estimated a reduction in expected cash flows of $1.3 million on this loan relationship. The Corporation did not need to recognize a provision for loan losses for these $4.4 million of acquired loans based on the total remaining expected cash flows of the loan pool in which they are included.

At September 30, 2015, the allowance for loan losses of the originated loan portfolio was $75.6 million, or 1.33% of originated loans, compared to $74.9 million, or 1.40% of originated loans, at June 30, 2015 and $76.5 million, or 1.60% of originated loans, at September 30, 2014. The allowance for loan losses of the originated loan portfolio as a percentage of nonperforming loans was 93% at September 30, 2015, compared to 106% at June 30, 2015 and 108% at September 30, 2014.
Noninterest income was $20.2 million in the third quarter of 2015, compared to $15.4 million in the third quarter of 2014 and $20.7 million in the second quarter of 2015. Noninterest income in the third quarter of 2015 was higher than the third quarter of 2014, with all major categories of noninterest income higher and largely attributable to incremental revenue due to the Lake Michigan, Monarch and Northwestern transactions. Noninterest income in the third quarter of 2015 was slightly lower than the second quarter of 2015, with the decrease largely attributable to lower wealth management revenue, which was partially offset by incremental revenue attributable to the Lake Michigan transaction. The reduction in wealth management revenue was primarily attributable to a reduction in asset-based fees that resulted from the general decline in the equity markets during the third quarter of 2015 and $0.2 million of seasonal tax-related revenue realized in the second quarter of 2015.
Operating expenses were $58.3 million in the third quarter of 2015, compared to $42.7 million in the third quarter of 2014 and $56.8 million in the second quarter of 2015. Operating expenses included nonrecurring acquisition-related expenses attributable to acquisitions of $0.9 million in the third quarter of 2015, $1.3 million in the third quarter of 2014 and $3.5 million in the second quarter of 2015. Excluding these nonrecurring acquisition-related expenses, operating expenses were $57.4 million in the third quarter of 2015, $15.9 million, or 38%, higher than the third quarter of 2014 and $4.0 million, or 7.6%, higher than the second quarter of 2015. The increase in operating expenses in the third quarter of 2015, compared to the third quarter of 2014, was primarily attributable to incremental operating costs associated with the Lake Michigan, Monarch and Northwestern transactions, while the increase in the third quarter of 2015, compared to the second quarter of 2015, was primarily attributable to incremental operating costs associated with the Lake Michigan transaction for the full quarter.
Nonrecurring acquisition-related expenses attributable to the Lake Michigan and Monarch acquisitions were $5.7 million for the nine months ended September 30, 2015, while nonrecurring acquisition-related expenses attributable to the acquisition of Northwestern were $2.2 million for the nine months ended September 30, 2014. The Corporation expects to incur approximately $1.5 million of nonrecurring acquisition-related expenses in the fourth quarter of 2015 in connection with the consolidations and related systems conversions of The Bank of Holland and The Bank of Northern Michigan with and into Chemical Bank.
The Corporation's efficiency ratio was 59.9% in the third quarter of 2015, 60.5% in the second quarter of 2015 and 59.2% in the third quarter of 2014.
Total assets were $9.26 billion at September 30, 2015, compared to $9.02 billion at June 30, 2015 and $6.60 billion at September 30, 2014. The increase in total assets during the three months ended September 30, 2015 was attributable to an increase in seasonal municipal deposits that were utilized to fund loan growth. The increase in total assets during the twelve months ended September 30, 2015 was largely attributable to the Lake Michigan, Monarch and Northwestern transactions, in addition to an organic increase in customer deposits of $374 million that was used to partially fund loan growth. Interest-bearing balances at the FRB totaled $109 million at September 30, 2015, compared to $16 million at June 30, 2015 and $248 million at September 30, 2014. The increase in interest-bearing balances at the FRB during the third quarter of 2015 was attributable to an increase in seasonable municipal deposit accounts. Investment securities were $1.14 billion at September 30, 2015, compared to $1.16 billion at June 30, 2015 and $895 million at September 30, 2014. The increase in investment securities during the twelve months ended September 30, 2015 was due to investment securities acquired in the Lake Michigan and Northwestern transactions.
Total loans were $7.22 billion at September 30, 2015, up $181 million, or 2.6%, from total loans of $7.03 billion at June 30, 2015 and up $2.18 billion, or 43%, from total loans of $5.04 billion at September 30, 2014. The increase in loans during the three months ended September 30, 2015 was attributable to organic loan growth. The increase in loans during the twelve months ended September 30, 2015 was attributable to $1.58 billion of loans acquired in the Lake Michigan, Monarch and Northwestern acquisitions and $592 million of organic loan growth.

Total deposits were $7.62 billion at September 30, 2015, compared to $7.29 billion at June 30, 2015 and $5.43 billion at September 30, 2014. The increase in deposits during the third quarter of 2015 was attributable to a $350 million increase in seasonal municipal deposit accounts. Short-term borrowings were $330 million at September 30, 2015, compared to $532 million at June 30, 2015 and $323 million at September 30, 2014. Other borrowings were $248 million at September 30, 2015 and $148 million at June 30, 2015. The Corporation had no other borrowings at September 30, 2014. The increase in other borrowings during the third quarter of 2015 was attributable to the Corporation borrowing $100 million of long-term FHLB advances which were used to pay down certain short-term borrowings. The decrease in short-term borrowings during the third quarter of 2015 was attributable to funds obtained from the long-term FHLB advances and seasonal municipal deposit accounts. The increase in total deposits and other borrowings during the twelve months ended September 30, 2015 was largely attributable to the acquisitions of Lake Michigan, Monarch and Northwestern. The Corporation acquired $1.86 billion in deposits and $163 million in combined borrowings as of the respective acquisition dates for these transactions.
At September 30, 2015, the Corporation's tangible equity to assets ratio and total risk-based capital ratio were 7.8% and 11.5%, respectively, compared to 7.8% and 11.7%, respectively, at June 30, 2015 and 10.5% and 15.0%, respectively, at September 30, 2014. The decrease in the Corporation's capital ratios at September 30, 2015, compared to September 30, 2014, was attributable to the Lake Michigan, Monarch and Northwestern acquisitions. At September 30, 2015, the Corporation's book value was $26.18 per share, compared to $25.74 per share at June 30, 2015 and $24.47 per share at September 30, 2014. At September 30, 2015, the Corporation's tangible book value was $18.32 per share, compared to $17.87 per share at June 30, 2015 and $20.68 per share at September 30, 2014.
This press release contains references to financial measures which are not defined in generally accepted accounting principles ("GAAP"). Such non-GAAP financial measures include the Corporation's tangible equity to assets ratio, presentation of net interest income and net interest margin on a fully taxable equivalent (FTE) basis, and information presented excluding nonrecurring acquisition-related expenses, including net income, diluted earnings per share, return on average assets, return on average shareholders' equity and operating expenses. These non-GAAP financial measures have been included as the Corporation believes they are helpful for investors to analyze and evaluate the Corporation's financial condition.
Chemical Financial Corporation will host a conference call to discuss its third quarter 2015 operating results on Thursday, October 22, 2015, at 10:30 a.m. EDT. Anyone interested may access the conference call on a live basis by dialing toll-free at 1-888-556-4997 and entering 6459217 for the conference ID. The call will also be broadcast live over the Internet hosted at Chemical Financial Corporation's website at www.chemicalbankmi.com under the "Investor Info" section. A copy of the slide-show presentation and an audio replay of the call will remain available on Chemical Financial Corporation's website for at least 14 days.
Chemical Financial Corporation is the second largest banking company headquartered and operating branch offices in Michigan. The Corporation operates through its subsidiary banks, Chemical Bank, The Bank of Holland and The Bank of Northern Michigan, with 187 banking offices spread over 47 counties in Michigan. At September 30, 2015, the Corporation had total assets of $9.3 billion. Chemical Financial Corporation's common stock trades on The NASDAQ Stock Market under the symbol CHFC and is one of the issues comprising The NASDAQ Global Select Market. More information about the Corporation is available by visiting the investor relations section of its website at www.chemicalbankmi.com.

Forward-Looking Statements
This press release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy and the Corporation. Words and phrases such as "anticipates," "believes," "beyond," "continue," "estimates," "expects," "forecasts," "future," "intends," "is likely," "judgment," "look forward," "on schedule," "opinion," "plans," "predicts," "probable," "projects," "should," "strategic," "trend," "will," and variations of such words and phrases or similar expressions are intended to identify such forward-looking statements. Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These statements include, among others, statements related to future levels of loan charge-offs, future levels of provisions for loan losses, real estate valuation, future levels of nonperforming assets, the rate of asset dispositions, future capital levels, future dividends, future growth and funding sources, future liquidity levels, future profitability levels, future deposit insurance premiums, future asset levels, the effects on earnings of future changes in interest rates, the future level of other revenue sources, future economic trends and conditions, future initiatives to expand the Corporation’s market share, expected performance and cash flows from acquired loans, future effects of new or changed accounting standards, future opportunities for acquisitions, opportunities to increase top line revenues, the Corporation’s ability to grow its core franchise, future cost savings and the Corporation’s ability to maintain adequate liquidity and capital based on the requirements adopted by the Basel Committee on Banking Supervision and U.S. regulators. All statements referencing future time periods are forward-looking.
Management's determination of the provision and allowance for loan losses; the carrying value of acquired loans, goodwill and mortgage servicing rights; the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment); and management's assumptions concerning pension and other postretirement benefit plans involve judgments that are inherently forward-looking. There can be no assurance that future loan losses will be limited to the amounts estimated. All of the information concerning interest rate sensitivity is forward-looking. The future effect of changes in the financial and credit markets and the national and regional economies on the banking industry, generally, and on the Corporation, specifically, are also inherently uncertain. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. The Corporation undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.
This press release may also contain forward-looking statements regarding the Corporation's outlook or expectations with respect to its recently completed acquisition of Lake Michigan, the expected costs to be incurred in connection with the acquisition, Lake Michigan's future performance and consequences of its integration into the Corporation and the impact of the transaction on the Corporation’s future performance.
Risk factors relating to this transaction and the integration of Lake Michigan into the Corporation after closing include, without limitation:

•
The transaction may be more expensive to complete and the anticipated benefits, including anticipated cost savings and strategic gains, may be significantly harder or take longer to achieve than expected or may not be achieved in their entirety as a result of unexpected factors or events.

•
The integration of Lake Michigan's business and operations into the Corporation, which will include conversion of operating systems and procedures, may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to Lake Michigan's or the Corporation's existing businesses.

•
The Corporation's ability to achieve anticipated results from the transaction is dependent on the state of the economic and financial markets going forward. Specifically, the Corporation may incur more credit losses from Lake Michigan's loan portfolio than expected and deposit attrition may be greater than expected.

In addition, risk factors include, but are not limited to, the risk factors described in Item 1A of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2014. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

Chemical Financial Corporation Announces 2015 Third Quarter Operating Results

Consolidated Statements of Financial Position (Unaudited)
Chemical Financial Corporation

	September 30, 2015	June 30, 2015	December 31, 2014	September 30, 2014
	(In thousands, except per share data)
Assets
Cash and cash equivalents:
Cash and cash due from banks	$151,512	$167,054	$144,892	$134,116
Interest-bearing deposits with the Federal Reserve Bank and other banks	140,025	47,980	38,128	248,022
Total cash and cash equivalents	291,537	215,034	183,020	382,138
Investment securities:
Available-for-sale	635,641	685,706	748,864	576,211
Held-to-maturity	501,083	469,837	316,413	318,562
Total investment securities	1,136,724	1,155,543	1,065,277	894,773
Loans held-for-sale	12,319	7,798	9,128	9,347
Loans:
Commercial	1,829,870	1,754,873	1,354,881	1,239,946
Commercial real estate	2,227,364	2,243,513	1,557,648	1,322,646
Real estate construction and land development	145,581	112,312	171,495	136,216
Residential mortgage	1,394,427	1,310,167	1,110,390	984,049
Consumer installment and home equity	1,618,953	1,613,878	1,493,816	1,358,063
Total loans	7,216,195	7,034,743	5,688,230	5,040,920
Allowance for loan losses	(75,626)	(74,941)	(75,683)	(77,006)
Net loans	7,140,569	6,959,802	5,612,547	4,963,914
Premises and equipment	110,670	111,968	97,496	80,127
Goodwill	286,454	285,512	180,128	120,164
Other intangible assets	39,864	41,201	33,080	11,958
Interest receivable and other assets	246,417	243,867	141,467	134,564
Total Assets	$9,264,554	$9,020,725	$7,322,143	$6,596,985
Liabilities
Deposits:
Noninterest-bearing	$1,875,636	$1,860,863	$1,591,661	$1,344,716
Interest-bearing	5,739,575	5,432,116	4,487,310	4,087,211
Total deposits	7,615,211	7,292,979	6,078,971	5,431,927
Interest payable and other liabilities	72,568	66,174	56,572	40,366
Short-term borrowings	330,016	532,291	389,467	323,086
Other borrowings	248,396	148,490	—	—
Total liabilities	8,266,191	8,039,934	6,525,010	5,795,379
Shareholders' Equity
Preferred stock, no par value per share	—	—	—	—
Common stock, $1 par value per share	38,131	38,110	32,774	32,763
Additional paid-in capital	723,427	722,329	565,166	564,127
Retained earnings	265,991	251,456	231,646	224,222
Accumulated other comprehensive loss	(29,186)	(31,104)	(32,453)	(19,506)
Total shareholders' equity	998,363	980,791	797,133	801,606
Total Liabilities and Shareholders' Equity	$9,264,554	$9,020,725	$7,322,143	$6,596,985

Chemical Financial Corporation Announces 2015 Third Quarter Operating Results

Consolidated Statements of Income (Unaudited)
Chemical Financial Corporation

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(In thousands, except per share data)
Interest Income
Interest and fees on loans	$73,809	$52,343	$196,519	$152,289
Interest on investment securities:
Taxable	2,233	2,194	6,742	6,825
Tax-exempt	2,399	1,838	6,490	5,213
Dividends on nonmarketable equity securities	266	160	1,015	809
Interest on deposits with the Federal Reserve Bank and other banks	144	94	394	318
Total interest income	78,851	56,629	211,160	165,454
Interest Expense
Interest on deposits	4,304	3,469	11,286	10,840
Interest on short-term borrowings	144	92	343	307
Interest on other borrowings	786	—	999	—
Total interest expense	5,234	3,561	12,628	11,147
Net Interest Income	73,617	53,068	198,532	154,307
Provision for loan losses	1,500	1,500	4,500	4,600
Net interest income after provision for loan losses	72,117	51,568	194,032	149,707
Noninterest Income
Service charges and fees on deposit accounts	6,722	5,612	19,083	16,028
Wealth management revenue	4,725	3,730	15,401	11,319
Other charges and fees for customer services	6,818	4,686	19,324	13,562
Mortgage banking revenue	1,436	1,166	4,527	3,451
Gain on sale of investment securities	5	—	612	—
Other	509	157	1,217	508
Total noninterest income	20,215	15,351	60,164	44,868
Operating Expenses
Salaries, wages and employee benefits	33,985	24,885	94,949	73,929
Occupancy	4,781	3,629	13,593	11,641
Equipment and software	4,589	3,587	13,467	10,461
Acquisition-related expenses	900	1,279	5,719	2,249
Other	14,010	9,322	38,342	29,029
Total operating expenses	58,265	42,702	166,070	127,309
Income before income taxes	34,067	24,217	88,126	67,266
Federal income tax expense	9,600	7,450	26,800	20,450
Net Income	$24,467	$16,767	$61,326	$46,816
Earnings Per Common Share:
Weighted average common shares outstanding for basic earnings per share	38,123	32,762	35,384	30,896
Weighted average common shares outstanding for diluted earnings per share, including common stock equivalents	38,393	32,956	35,630	31,101
Basic earnings per share	$0.64	$0.51	$1.73	$1.52
Diluted earnings per share	0.64	0.51	1.72	1.51

Cash Dividends Declared Per Common Share	0.26	0.24	0.74	0.70

Key Ratios (annualized where applicable):
Return on average assets	1.05%	1.04%	0.99%	0.99%
Return on average shareholders' equity	9.8%	8.4%	9.2%	8.5%
Net interest margin	3.55%	3.59%	3.56%	3.57%
Efficiency ratio	59.9%	59.2%	60.8%	61.4%

Chemical Financial Corporation Announces 2015 Third Quarter Operating Results

Financial Summary (Unaudited)
Chemical Financial Corporation
(Dollars in Thousands)

	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015	4th Quarter 2014	3rd Quarter 2014	2nd Quarter 2014	1st Quarter 2014
Average Balances
Total assets	$9,203,856	$8,117,138	$7,401,258	$7,007,879	$6,412,460	$6,253,574	$6,210,569
Total interest-earning assets	8,467,939	7,534,733	6,920,734	6,558,147	6,046,991	5,907,549	5,860,429
Total loans	7,125,896	6,262,072	5,696,961	5,418,743	4,962,948	4,824,299	4,692,430
Total deposits	7,452,556	6,709,428	6,204,095	5,808,187	5,249,317	5,151,581	5,142,276
Total interest-bearing liabilities	6,233,944	5,442,676	4,959,123	4,632,769	4,237,626	4,250,158	4,276,677
Total shareholders' equity	987,727	884,863	801,438	804,328	794,711	714,355	701,878
Key Ratios (annualized where applicable)
Net interest margin (taxable equivalent basis)	3.55%	3.59%	3.55%	3.62%	3.59%	3.59%	3.53%
Efficiency ratio	59.9%	60.5%	62.4%	62.2%	59.2%	60.9%	64.5%
Return on average assets	1.05%	0.94%	0.98%	0.87%	1.04%	1.04%	0.90%
Return on average shareholders' equity	9.8%	8.6%	9.0%	7.5%	8.4%	9.1%	8.0%
Average shareholders' equity as a percent of average assets	10.7%	10.9%	10.8%	11.5%	12.4%	11.4%	11.3%
Capital ratios (period end):
Tangible shareholders' equity as a percent of total assets	7.8%	7.8%	8.4%	8.4%	10.5%	11.0%	9.3%
Total risk-based capital ratio	11.5%	11.7%	13.0%	12.4%	15.0%	15.3%	13.8%

	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015	4th Quarter 2014	3rd Quarter 2014	2nd Quarter 2014	1st Quarter 2014
Credit Quality Statistics
Originated loans	$5,667,159	$5,351,011	$5,048,662	$4,990,067	$4,777,614	$4,624,409	$4,464,465
Acquired loans	1,549,036	1,683,732	654,212	698,163	263,306	274,395	288,824
Nonperforming assets:
Nonperforming loans (NPLs)	81,217	70,906	72,741	71,184	70,742	73,735	76,544
Other real estate/repossessed assets (ORE)	11,207	14,197	14,744	14,205	10,354	10,392	10,056
Total nonperforming assets	92,424	85,103	87,485	85,389	81,096	84,127	86,600
Performing troubled debt restructurings	44,803	45,808	45,981	45,664	44,588	44,133	41,823
Allowance for loan losses - originated as a percent of:
Total originated loans	1.33%	1.40%	1.49%	1.51%	1.60%	1.67%	1.75%
Nonperforming loans	93%	106%	103%	106%	108%	105%	102%
NPLs as a percent of total loans	1.13%	1.01%	1.28%	1.25%	1.40%	1.51%	1.61%
Nonperforming assets as a percent of:
Total loans plus ORE	1.28%	1.21%	1.53%	1.50%	1.61%	1.71%	1.82%
Total assets	1.00%	0.94%	1.16%	1.17%	1.23%	1.35%	1.37%
Net loan charge-offs (year-to-date)	$4,557	$3,742	$1,927	$9,489	$6,666	$4,379	$2,199
Net loan charge-offs as a percent of average loans (year-to-date, annualized)	0.10%	0.13%	0.14%	0.19%	0.18%	0.18%	0.19%

	Sept 30, 2015	June 30, 2015	March 31, 2015	Dec 31, 2014	Sept 30, 2014	June 30, 2014	March 31, 2014
Additional Data - Intangibles
Goodwill	$286,454	$285,512	$180,128	$180,128	$120,164	$120,164	$120,164
Core deposit intangibles (CDI)	27,890	28,353	20,072	20,863	8,665	9,110	9,556
Mortgage servicing rights (MSR)	11,540	12,307	11,583	12,217	3,293	3,344	3,316
Noncompete agreements	434	541	—	—	—	—	—
Amortization of CDI and noncompete agreements (during quarter ended)	1,270	987	791	693	445	446	445

Chemical Financial Corporation Announces 2015 Third Quarter Operating Results

Average Balances, Fully Tax Equivalent (FTE) Interest and Effective Yields and Rates* (Unaudited)
Chemical Financial Corporation

	Three Months Ended September 30, 2015			Three Months Ended September 30, 2014
	Average Balance	Interest (FTE)	Effective Yield/Rate*	Average Balance	Interest (FTE)	Effective Yield/Rate*
Assets	(Dollars in thousands)
Interest-earning assets:
Loans**	$7,135,013	$74,549	4.15%	$4,970,635	$52,900	4.23%
Taxable investment securities	692,906	2,233	1.29	616,191	2,194	1.42
Tax-exempt investment securities	448,214	3,690	3.29	300,975	2,827	3.76
Other interest-earning assets	36,142	266	2.92	25,572	160	2.48
Interest-bearing deposits with the Federal Reserve Bank and other banks	155,664	144	0.37	133,618	94	0.28
Total interest-earning assets	8,467,939	80,882	3.80	6,046,991	58,175	3.82
Less: allowance for loan losses	75,337			77,536
Other assets:
Cash and cash due from banks	174,816			133,465
Premises and equipment	112,252			74,738
Interest receivable and other assets	524,186			234,802
Total assets	$9,203,856			$6,412,460
Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,778,681	$436	0.10%	$1,206,075	$308	0.10%
Savings deposits	2,033,613	389	0.08	1,441,114	327	0.09
Time deposits	1,728,725	3,479	0.80	1,264,477	2,834	0.89
Short-term borrowings	504,252	144	0.11	325,960	92	0.11
Other borrowings	188,673	786	1.65	—	—	—
Total interest-bearing liabilities	6,233,944	5,234	0.33	4,237,626	3,561	0.33
Noninterest-bearing deposits	1,911,537	—	—	1,337,651	—	—
Total deposits and borrowed funds	8,145,481	5,234	0.25	5,575,277	3,561	0.25
Interest payable and other liabilities	70,648			42,472
Shareholders' equity	987,727			794,711
Total liabilities and shareholders' equity	$9,203,856			$6,412,460
Net Interest Spread (Average yield earned on interest-earning assets minus average rate paid on interest-bearing liabilities)			3.47%			3.49%
Net Interest Income (FTE)		$75,648			$54,614
Net Interest Margin (Net Interest Income (FTE) divided by total average interest-earning assets)			3.55%			3.59%

*	Fully taxable equivalent (FTE) basis using a federal income tax rate of 35%.
**	Nonaccrual loans and loans held-for-sale are included in average balances reported and are included in the calculation of yields. Also, tax equivalent interest includes net loan fees.

Chemical Financial Corporation Announces 2015 Third Quarter Operating Results

Average Balances, Fully Tax Equivalent (FTE) Interest and Effective Yields and Rates* (Unaudited)
Chemical Financial Corporation

	Nine Months Ended September 30, 2015			Nine Months Ended September 30, 2014
	Average Balance	Interest (FTE)	Effective Yield/Rate*	Average Balance	Interest (FTE)	Effective Yield/Rate*
Assets	(Dollars in thousands)
Interest-earning assets:
Loans**	$6,376,527	$198,436	4.16%	$4,833,468	$153,928	4.26%
Taxable investment securities	708,618	6,742	1.27	652,969	6,825	1.39
Tax-exempt investment securities	392,555	9,983	3.39	270,699	8,018	3.95
Other interest-earning assets	33,308	1,015	4.07	25,572	809	4.23
Interest-bearing deposits with the Federal Reserve Bank and other banks	135,795	394	0.39	156,299	318	0.27
Total interest-earning assets	7,646,803	216,570	3.78	5,939,007	169,898	3.82
Less: allowance for loan losses	75,430			78,488
Other assets:
Cash and cash due from banks	154,157			123,390
Premises and equipment	104,477			74,618
Interest receivable and other assets	417,347			234,413
Total assets	$8,247,354			$6,292,940
Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,609,323	$1,051	0.09%	$1,189,200	$868	0.10%
Savings deposits	1,921,750	1,119	0.08	1,424,494	958	0.09
Time deposits	1,518,842	9,116	0.80	1,307,174	9,014	0.92
Short-term borrowings	415,160	343	0.11	333,809	307	0.12
Other borrowings	84,843	999	1.57	—	—	—
Total interest-bearing liabilities	5,549,918	12,628	0.30	4,254,677	11,147	0.35
Noninterest-bearing deposits	1,743,351	—	—	1,260,582	—	—
Total deposits and borrowed funds	7,293,269	12,628	0.23	5,515,259	11,147	0.27
Interest payable and other liabilities	62,060			40,360
Shareholders' equity	892,025			737,321
Total liabilities and shareholders' equity	$8,247,354			$6,292,940
Net Interest Spread (Average yield earned on interest-earning assets minus average rate paid on interest-bearing liabilities)			3.48%			3.47%
Net Interest Income (FTE)		$203,942			$158,751
Net Interest Margin (Net Interest Income (FTE) divided by total average interest-earning assets)			3.56%			3.57%

*	Fully taxable equivalent (FTE) basis using a federal income tax rate of 35%.
**	Nonaccrual loans and loans held-for-sale are included in average balances reported and are included in the calculation of yields. Also, tax equivalent interest includes net loan fees.

Chemical Financial Corporation Announces 2015 Third Quarter Operating Results

Nonperforming Assets (Unaudited)
Chemical Financial Corporation

	Sept 30, 2015	June 30, 2015	March 31, 2015	Dec 31, 2014	Sept 30, 2014	June 30, 2014	March 31, 2014
	(In thousands)
Nonperforming Loans:
Nonaccrual loans:
Commercial	$26,463	$17,260	$18,904	$16,418	$18,213	$18,773	$18,251
Commercial real estate	24,969	25,287	24,766	24,966	23,858	25,361	27,568
Real estate construction	247	247	663	162	162	160	160
Land development	297	255	290	225	1,467	2,184	2,267
Residential mortgage	6,248	6,004	6,514	6,706	6,693	6,325	6,589
Consumer installment	536	393	433	500	527	536	806
Home equity	1,876	1,769	1,870	1,667	2,116	2,296	2,046
Total nonaccrual loans	60,636	51,215	53,440	50,644	53,036	55,635	57,687
Accruing loans contractually past due 90 days or more as to interest or principal payments:
Commercial	122	711	52	170	16	15	43
Commercial real estate	216	56	148	—	87	69	730
Real estate construction	—	—	—	—	—	—	—
Land development	—	—	—	—	—	—	—
Residential mortgage	572	424	172	557	380	376	—
Consumer installment	—	—	—	—	—	—	—
Home equity	558	588	429	1,346	1,779	1,075	622
Total accruing loans contractually past due 90 days or more as to interest or principal payments	1,468	1,779	801	2,073	2,262	1,535	1,395
Nonperforming troubled debt restructurings:
Commercial loan portfolio	15,559	14,547	15,810	15,271	11,797	11,049	11,218
Consumer loan portfolio	3,554	3,365	2,690	3,196	3,647	5,516	6,244
Total nonperforming troubled debt restructurings	19,113	17,912	18,500	18,467	15,444	16,565	17,462
Total nonperforming loans	81,217	70,906	72,741	71,184	70,742	73,735	76,544
Other real estate and repossessed assets	11,207	14,197	14,744	14,205	10,354	10,392	10,056
Total nonperforming assets	$92,424	$85,103	$87,485	$85,389	$81,096	$84,127	$86,600

Chemical Financial Corporation Announces 2015 Third Quarter Operating Results

Summary of Loan Loss Experience (Unaudited)
Chemical Financial Corporation

	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015	4th Quarter 2014	3rd Quarter 2014	2nd Quarter 2014	1st Quarter 2014	Nine Months Ended
								Sept 30, 2015	Sept 30, 2014
	(In thousands)
Allowance for loan losses - originated loan portfolio
Allowance for loan losses - beginning of period	$74,941	$75,256	$75,183	$76,506	$77,293	$77,973	$78,572	$75,183	$78,572
Provision for loan losses	1,500	1,500	2,000	1,500	1,500	1,500	1,600	5,000	4,600
Net loan (charge-offs) recoveries:
Commercial	86	(36)	(424)	(932)	(535)	(569)	(233)	(374)	(1,337)
Commercial real estate	145	(581)	(415)	(620)	(412)	(783)	(241)	(851)	(1,436)
Real estate construction	—	(49)	(80)	—	(13)	—	(100)	(129)	(113)
Land development	(1)	—	(11)	363	16	127	142	(12)	285
Residential mortgage	(214)	(661)	(492)	(277)	(304)	(341)	(704)	(1,367)	(1,349)
Consumer installment	(782)	(590)	(649)	(813)	(689)	(612)	(801)	(2,021)	(2,102)
Home equity	(49)	102	144	(544)	(350)	(2)	(262)	197	(614)
Net loan charge-offs	(815)	(1,815)	(1,927)	(2,823)	(2,287)	(2,180)	(2,199)	(4,557)	(6,666)
Allowance for loan losses - end of period	75,626	74,941	75,256	75,183	76,506	77,293	77,973	75,626	76,506
Allowance for loan losses - acquired loan portfolio
Allowance for loan losses - beginning of period	—	—	500	500	500	500	500	500	500
Provision for loan losses	—	—	(500)	—	—	—	—	(500)	—
Allowance for loan losses - end of period	—	—	—	500	500	500	500	—	500
Total allowance for loan losses	$75,626	$74,941	$75,256	$75,683	$77,006	$77,793	$78,473	$75,626	$77,006
Net loan charge-offs as a percent of average loans	0.05%	0.12%	0.14%	0.21%	0.18%	0.18%	0.19%	0.10%	0.18%

Chemical Financial Corporation Announces 2015 Third Quarter Operating Results

Selected Quarterly Information (Unaudited)
Chemical Financial Corporation

	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015	4th Quarter 2014	3rd Quarter 2014	2nd Quarter 2014	1st Quarter 2014
	(Dollars in thousands, except per share data)
Summary of Operations
Interest income	$78,851	$69,679	$62,630	$61,807	$56,629	$55,180	$53,645
Interest expense	5,234	3,944	3,450	3,563	3,561	3,720	3,866
Net interest income	73,617	65,735	59,180	58,244	53,068	51,460	49,779
Provision for loan losses	1,500	1,500	1,500	1,500	1,500	1,500	1,600
Net interest income after provision for loan losses	72,117	64,235	57,680	56,744	51,568	49,960	48,179
Noninterest income	20,215	20,674	19,275	18,227	15,351	15,801	13,716
Operating expenses	57,365	53,328	49,658	48,477	41,423	41,778	41,859
Acquisition-related expenses	900	3,457	1,362	4,139	1,279	647	323
Income before income taxes	34,067	28,124	25,935	22,355	24,217	23,336	19,713
Federal income tax expense	9,600	9,100	8,100	7,050	7,450	7,100	5,900
Net income	$24,467	$19,024	$17,835	$15,305	$16,767	$16,236	$13,813
Net interest margin	3.55%	3.59%	3.55%	3.62%	3.59%	3.59%	3.53%

Per Common Share Data
Net income:
Basic	$0.64	$0.54	$0.54	$0.47	$0.51	$0.54	$0.46
Diluted	0.64	0.54	0.54	0.46	0.51	0.54	0.46
Diluted, excluding acquisition-related transaction expenses	0.65	0.61	0.57	0.56	0.53	0.55	0.47
Cash dividends declared	0.26	0.24	0.24	0.24	0.24	0.23	0.23
Book value - period-end	26.18	25.74	24.68	24.32	24.47	24.22	23.63
Tangible book value - period-end	18.32	17.87	18.95	18.57	20.68	20.42	19.44
Market value - period-end	32.35	33.06	31.36	30.64	26.89	28.08	32.45